UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10/A - Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

KOPJAGGERS INC.

(Exact name of registrant as specified in its charter)

                                                     Florida                                                                    27-2037711

(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

28325 UticaRoad, Roseville, Michigan                                                                       48066

(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code              586-552-4412

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

     Common stock No Par Value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of "large accelerated filer,""accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerator  [   ]

Accelerated filer  [   ]

Non-accelerated filer [   ] (Do not check if a small reporting company)

Small reporting company  [ x ]

Item 1.  BUSINESS

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

Business Development

The Company was incorporated in Florida on February 23, 2010. The Company’s fiscal year end is December 31.  We began operations on July 2, 2010.  The Company has never been in bankruptcy or receivership.

Business

The Company has a plan of operations to engage in the business of the auctioning of artwork (more specifically, paintings and sculptures) through our website www.kopjaggers.com

We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors. We have only commenced limited operations.

Our plan of operations is to build our website to be the leading site on the Internet for Americans interested in buying fine art from around the world.

Our business activities have consisted of forming our corporation, opening a bank account, developing a preliminary website, researching our intended areas of art by our management, preparing financial statements, securing and auditor and having those financing statements audited, and preparing and submitting our registration statement.

The contents of the website are not intended to be part of this filing.

The Auction Business

The purchase and sale of works of art in the international art market are effected through numerous dealers, the major auction houses, the smaller auction houses and also directly between collectors. Although dealers and smaller auction houses generally do not report sales figures publicly, the Company believes that dealers account for the majority of the volume of transactions in the international art market.

Kopjaggers, Inc. intends to auction unique items, and their value, therefore, can only be estimated prior to sale. Kopjaggers’ principal role as an auctioneer will be to identify, evaluate,

and appraise works of art; to stimulate purchaser interest through professional marketing techniques; and to match sellers and buyers through the auction process.  In its role as auctioneer, the Company intends to also function as an agent accepting property on consignment from its selling clients. The Company will sell property as agent of the consignor, billing the buyer for property purchased, receiving payment from the buyer, and remitting to the consignor the consignor's portion of the buyer's payment after deducting the Company's commission, expenses, and applicable taxes. All buyers will pay a premium (known as the buyer's premium) to the Kopjaggers, Inc. on auction purchases. Kopjaggers will also charge consignors a selling commission. Our sources of revenue will include transaction fees and advertising on our website.

Kopjaggers’ operating revenues will be significantly influenced by a number of factors not within the Company's control, including: the overall strength of the international economy and financial markets and, in particular, the economies of the United States, the United Kingdom, and the major countries of continental Europe and Asia (principally Japan and Hong Kong); political conditions in various nations; the presence of export and exchange controls; local taxation, including taxes on sales of auctioned property; competition; and the amount of property being consigned to art auction houses.

Kopjaggers expect that our business is seasonal, with peak revenues and operating income occurring in the second and fourth quarters of each year as a result of the traditional spring and fall art auction seasons.

The Auction Market

Competition in the international art market is intense. A fundamental challenge facing any auctioneer or dealer is to obtain high quality and valuable property for sale.  The owner of a work of art wishing to sell it has three options: sale or consignment to, or private brokerage by, an art dealer; consignment to, or private sale by, an auction house; or private sale to a collector or museum without the use of an intermediary. The more valuable the property, the more likely it is that the owner will consider more than one option and will solicit proposals from more than one potential purchaser or agent, particularly if the seller is a fiduciary representing an estate or trust.

A complex array of factors may influence the seller's decision. These factors include: the level of expertise of the dealer or auction house with respect to the property; the extent of the prior relationship, if any, between the seller and the firm; the reputation and historic performance by a firm in attaining high sale prices in the property's specialized category; the breadth of staff expertise; the desire for privacy on the part of sellers and buyers; the amount of cash offered by a dealer or other purchaser to purchase the property outright compared with the estimates given by auction houses; the time that will elapse before the seller will receive sale proceeds; the desirability of a public auction in order to achieve the maximum possible price (a particular concern for fiduciary sellers); the amount of commission proposed by dealers or auction houses to sell a work on consignment; the cost, style and extent of presale marketing and promotion to be undertaken by a firm; recommendations by third parties consulted by the seller; personal interaction between the seller and the firm's staff; and the availability and extent of related services, such as a tax or insurance appraisal and short-term financing. The Company's ability to obtain high quality and valuable property for sale depends, in part, on the relationships that certain employees of the Company, particularly its senior art specialists and management, have established with potential sellers.

It is not possible to measure the entire international art market or to reach any conclusions regarding overall competition because dealers and smaller auction firms frequently do not publicly report annual sales totals.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in purchasing fine arts from around the world.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of purchasers.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience.  Our audience is expected to include educated and high net worth individuals.  Our preliminary advertising plan will be to join an advertising network such as Google’s AdSense. AdSense is an ad serving application run by Google Inc. Website owners can enroll in this program to enable text, image, and video advertisements on their websites. These advertisements are administered by Google and generate revenue on either a per-click or per-impression basis.

Many websites use AdSense to monetize their content; it is a very popular advertising network. AdSense has been particularly important for delivering advertising revenue to small websites that do not have the resources for developing advertising sales programs and sales people. To fill a website with advertisements that are relevant to the topics discussed, webmasters implement a brief script on the websites' pages.

There are several other competing programs that we could make application to in the event we are unable to secure a relationship with Google’s Adsense.

Some of the features we are considering include a search engine for artwork that is currently for sale from our own inventory as well as for featured artists with whom we will develop exclusive rights to sell their art.

Growth Strategy

We have a plan to grow our business which requires us to build an audience for our website. Key elements of our strategy include:

Build Strong Brand Awareness.  We believe that it is essential to establish a strong brand with Internet users and within certain segments of the art industry. We intend to utilize online marketing such as search engine placement and social to promote our brand to consumers. We intend to market our company at various art events, at art shows and exhibitions, and through various offline channels such as magazines and radio subject to available financing. In addition, we believe that we build brand awareness by product excellence that is promoted by word-of-mouth.

Develop an audience:  In order to attract users to our products, we intend to utilize online and offline advertising campaigns to grow our business as funds allow. We believe that we also can attract more users by giving our visitors an excellent user experience that is results in good word by word-of-mouth among our actual and intended customers.

Quality User Base:  We believe that, in addition to increasing our reach, we need to develop a quality our user base. We believe that high quality content will attract a quality user base.

Competition

There are few if any barriers to entry into Internet commerce.  Competition is intense in our industry. The company competes with other websites that are dedicated to art sales Our business is highly competitive. We also compete with traditional media and auction houses catering to the art market. All of our competitors are more experienced and have greater financial resources than our company as we have generated no revenue and has limited assets and experience.

Employees

We currently have one part time employee, John Castillo Eggermont. The company plans on hiring qualified personnel subject to funding and availability with expertise in auction services.

Government Regulation

Government approval is not necessary for the Company’s business and government regulations have a negligible effect on its business.

Item 1A. RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated March 6, 2012, our auditors expressed an opinion that substantial doubt exists as to whether or not we can continue as an ongoing business. Because our shareholder may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of May 1, 2012, we may be required to suspend or cease the implementation of our business plan. See the "Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.  We require at least $200,000 in financing to execute our business plan which we do not have.  If we are unable to secure these funds, we will cease operations.

We are a relatively young company with no operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our website and our products, the level of our competition, and our ability to attract and maintain key management and employees.

If we do not raise additional funds, we not be able to operate our business and will have to stop development of our business plan.

We may not be able to obtain additional funds that we will require. We do not presently have adequate cash from operations or financing activities to meet our short term or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.  If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property.

This company does not have cash from operations; this company has no cash reserves or sources of revenue.

We expect to incur net losses in future quarters

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

If Kopjaggers Consulting, LLC does not provide us with capital, we will cease operations.

We rely on funding from our sole shareholder, Kopjaggers Consulting, LLC and expect to continue to do so. There can be no assurance that Kopjaggers Consulting, LLC can or will supply us with some or all of the funds needed to complete our business plan.  We do not have a commitment verbal or written from Kopjaggers Consulting, LLC to provide us with additional funding at this time. The failure to secure additional financing from Kopjaggers Consulting, LLC will cause us to cease operations.   To date, there is no guarantee any monies will be raised from any source including Kopjaggers Consulting, LLC or John Castillo Eggermont.

We are highly dependent on John Castillo Eggermont, our President and CEO. The loss of Mr. Castillo Eggermont, whose knowledge and leadership, upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on John Castillo Eggermont, our President and CEO.  Mr. Castillo Eggermont has no specific knowledge or expertise in art. Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Castillo Eggermont.  Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require a minimum of $200,000 to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from our shareholder and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Our business may be sensitive to events affecting the international art community and industry in general.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the international art community and industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the art industry. However, our business may also benefit if artists and galleries increase their efforts to promote special offers or other marketing programs. If such events result in a long-term negative impact on the art community and industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name.

We believe that creating awareness of the Kopjaggers brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

 We will not be able to attract artists, galleries, brokers or Internet users if we do not build out our website and continually enhance and develop the content and features of our products and services.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our products and services. We may not succeed in developing features, functions, products or services that artists, galleries, brokers and Internet users find attractive. This could reduce the number of artists, galleries, brokers and Internet users using our products and materially adversely affect our business.

We may not be able to access third party technology upon which we depend.

We use and will continue to require technology and software products from third parties, Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site.  This could cause delays in our development and introduction of new services and related products or enhancements of existing products until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.  We cannot insure that we will develop a website that has the features that will be popular with the number of consumers necessary to attract paying advertisers.

Since our director and officer has no previous experience dealing (buying and selling) art, investors cannot rely on our officers and directors as being experts in the area of art which is our business focus.

Our officer and director has no previous experience in the art business. All business decisions made by him regarding art will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

Our sole officer and director only works for our company on a part time basis.  There is no assurance our management will have sufficient time to implement our business plan successfully.

John Castillo Eggermont is only able to devote 5 hours per week to our business. He is currently employed on a full time basis with the United States Army.  There is no assurance that he will have sufficient time to successfully implement our business plan. If John Castillo Eggermont is unable to devote sufficient time to our company, we will cease operations.

We are controlled by a principal stockholder.

Kopjaggers Consulting, LLC, is our largest stockholder, holding beneficially, as of May 1 2012, one hundred percent of our outstanding shares. Through their share ownership, they are in a position to control Kopjaggers, Inc. and to elect our entire board of directors.

John Castillo Eggermont, our President and CEO and director, is the managing member of Kopjaggers Consulting, LLC of which the only other member is Ross Collette.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Castillo Eggermont as managing member of Kopjaggers Consulting, LLC may have interests different than yours.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Item 2. FINANCIAL INFORMATION

Results of Operations

No operating revenues have ever been generated by the company since inception.  We incurred $2750.00 in operating expenses. These expenses were audit fees and miscellaneous office costs incurred because of our contemplated securities filing.

These expenses resulted in a net loss for the period of $2750.00 (less than $0.01 per share).

Liquidity and Capital Resources

 As of March 31, 2012 the Company had a working capital deficiency of $2750.00 and had no cash. Our expenses have been paid by our sole shareholder. There is no note and there are no fixed repayment terms. We currently owe approximately $2750.00 to our sole shareholder for funds expended on our behalf.  We do not have any plans to raise additional funding. We are relying on our sole shareholder, KOPJAGGERS, LLC to pay our expenses in the future.  We will cease operations if we are unable to secure capital from Kopjaggers Consulting, LLC or any other entity.

The Company does not have sufficient funds to continue its operating activities.  Future operating activities are expected to be funded by loans from our only stockholder. Because it has no cash reserves or source of revenues, the Company expects to continue to rely on the stockholder to pay expenses until such time as it can successfully generate revenue from our Internet website.  There is no assurance that the Company will generate revenue from its Internet publishing activities or that the stockholder will continue indefinitely to pay expenses.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company generates revenue from operations. At that time, management will evaluate the possible effects of inflation on the Company related to it business and operations.

PLAN OF OPERATIONS

Our current plan of operations is to engage in the business of operating an Internet website with an emphasis on content related sales of international artwork.  Over the next twelve months we anticipate spending $200,000 on developing our website and building a management team.

We estimate that our expenses over the next 18 months (beginning May 1, 2012) will be approximately $200,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description

Target Date

Estimated Expenses

Website Development

February 2013

$30,000

Marketing materials

February 2013

$5,000

Translation services

Ongoing

$1,000

Travel Expense

Ongoing

$14,000

Marketing director

Ongoing

$40,000

Free lance writers

Ongoing

$1,000

Offline advertising

April 2013

$10,000

Webmaster

February 2013

$12,000

Inventory

March 2013

$50,000

Social marketing expense

Ongoing

$12,000

Accounting/Auditing

Ongoing

$5,000

Legal Expense

Ongoing

$15,000

Filing fees

Ongoing

$500

Insurance

Ongoing

$1,000

Office supplies

Ongoing

$3,500

Our estimate for website build out is based exclusively on our President’s online research. We have not engaged in negotiations to hire a web development company. Costs may be significantly higher.   We expect it will take at least four months to build out our website once funding is in place and a developer has been engaged. We do not have an estimate regarding the length of time it will take us to secured funding or come to terms with an acceptable website developer.

We intend to meet our cash requirements for the next 18 months through a combination of debt financing and equity financing by way of private placements from our principal shareholder, KOPJAGGERS, LLC. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out any business plan.

We expect to generate revenues within six months of the completion of our website.  Our ability to generate revenues from our website is dependent upon our ability to secure additional financing.  In the event we are unable to secure sufficient financing, we will not be able to generate any revenues.

It is also uncertain that we will be able to secure adequate outside personnel such as freelance writers and web developers to satisfy our goals to complete our website within a specific time period.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

Other than the building of our management team, we do not expect any material changes in the number of employees over the next 18 month period. We will outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock.

We will continue to satisfy its cash requirements by contributions from our principals, which we expect will continue to contribute for the next twelve months. We depend upon capital to be derived from future financing activities such as subsequent offerings of our stock. Management believes that, if subsequent private placements are successful, we will be able to generate revenue and become profitable from advertising sales and achieve liquidity within the next twelve months.

Item 3. PROPERTIES

The Company’s properties are limited at the present time to its offices in Roseville, Michigan at a building that it occupies free of charge courtesy of our Kopjaggers Consulting, LLC, our sole shareholder. The Company considers its existing facilities to be adequate for its current needs. We believe that this space will be sufficient for the next 12 months.

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of May 22, 2012, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Kopjaggers, Inc.., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to

the shares shown.

Name and Address

Number of Shares                       Percentage Owned

Kopjaggers Consulting, LLC

500,000

100%

28325 Utica Road

Roseville, MI 48066

John Castillo Eggermont is the Managing Member of Kopjaggers Consulting, LLC. He has sole dispositive power over the shares held by Kopjaggers Consulting,LLC. John Castillo Eggermont serves as President and Director of Kopjaggers, Inc.

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.

The current executive officers, key employees and directors of the Company are as follows:

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name

Age

Position

John Castillo Eggermont,

45

President, Director

Ross Collette,

68

Vice President, Director

John Castillo Eggermont. Mr. Castillo Eggermont has been the president and a director since inception. He has served in the United States Army since 2005, currently as a deployment training officer on active duty, and has deployed to Iraq.  This position consumes approximately 40 hours per week. He speaks five languages fluently and has significant business relations.

Ross Collette. Mr. Collette has been the vice president and a director since inception.  He has served for over fifty years on nonprofit boards of directors, has traveled around the world in that capacity and has extensive experience in direct mail campaigns.  Mr. Collette does not have any day-to-day role in the company.

William Foster.  Mr. Foster served as treasurer and a director from inception until December 31, 2011.  Mr. Foster is no longer an officer or director.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant·

No petition has been filed under Federal bankruptcy laws or any state insolvency law. The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

 John Castillo Eggermont is considered a founder or promoter of Kopjaggers, Inc. as defined in Rule 405 under the Securities Act of 1933. He has compensation for acting as a founder. He owns no shares individually.  Mr. Castillo Eggermont has never been involved in a bankruptcy or receivership of any corporation.  Mr. Castillo Eggermont has never been convicted in a criminal proceeding nor is he the named subject of a criminal proceeding.  He has never been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.  Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

iv. Such person was the subject of any order, judgment or decree, not     subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: Any Federal or State securities or commodities law or regulation; or Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 6. EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)(2)	Total ($)

John Castillo

2010-

  $0

       $0

$0

$0

$0

$0

$0

Eggermont,

2012

President,

Director

Ross Collette

2010-

   $0

       $0

$0

$0

$0

$0

$0

Vice Presi-

2012

dent, Director

William

Foster

2010-

   $0

       $0

$0

$0

$0

$0

$0

Director

2011

SUMMARY DIRECTOR COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)(2)	Total ($)

John Castillo

2010-

  $0

       $0

$0

$0

$0

$0

(2750)

Eggermont,

2012

President

Ross Collette

2010-

   $0

       $0

$0

$0

$0

$0

$0

Director

2012

William

Foster

2010-

   $0

       $0

$0

$0

$0

$0

$0

Director

2011

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of the company’s board of directors.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 4, 2010, 500,000 shares of common stock were issued to Kopjaggers Consulting, LLC in exchange for $60.00 used for incorporation fees, pursuant to Section 4(2) of the Securities Act of

1933.

Director Independence

For the purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not consider John Castillo Eggermont to be independent.

Item 8.  LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company is subject.

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON

 EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company intends to have a sponsoring market maker file a Form 211 with the NASDAQS Stock Market for a quotation on the over-the-counter bulletin board. There can be no assurance that the Company’s securities will be quoted on the bulletin board or any other quotation medium.

DIVIDENDS

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

PENNY STOCK STATUS

If and when the Company develops a market for its common stock, it will be a “penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1.  Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.  Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3.  Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4.  The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is expected to be Interwest stock transfer.

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Kopjaggers Inc. within the past three years and were not registered under the Securities Act:

On July 4, 2010, 500,000 (five hundred thousand) shares of common stock were issued to Kopjaggers Consulting, LLC pursuant to Section 4(2) of the Securities Act of 1933.  There is no note and there are no fixed repayment terms.

Item 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of the board of directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

As of May 22, 2012, there were 500,000 (five hundred thousand) shares of common stock outstanding and 10,000,000 (ten million) common shares authorized.  As of that date, there was one shareholder of record.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida  Business  Corporation  Act, as amended  (the  "Florida  Act"),  provides that, in general, a business  corporation may indemnify any person who  is or was a party to any  proceeding  (other than an action by, or in the right  of, the  corporation) by reason of the fact that he or she is or was a director  or officer of the corporation,  against  liability  incurred in connection with  such proceeding,  including any appeal thereof,  provided certain standards are  met,  including  that such  officer  or  director  acted in good faith and in a  manner he or she  reasonably  believed  to be in, or not  opposed  to, the best  interests of the  corporation,  and provided  further that, with respect to any  criminal action or proceeding,  the officer or director had no reasonable cause  to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the  corporation,  the Florida Act provides  that,  in general,  a  corporation  may  indemnify  any  person  who  was or is a  party  to any  such  proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably  incurred  in  connection  with the  defense or  settlement  of such  proceeding,  including any appeal  thereof,  provided that such person acted in  good  faith  and in a manner  he or she  reasonably  believed  to be in, or not  opposed  to,  the  best   interests   of  the   corporation,   except  that  no  indemnification  shall be made in respect of any claim as to which such  person  is adjudged  liable unless a court of competent  jurisdiction  determines  upon  application that such person is fairly and reasonably entitled to indemnity. To  the extent  that any  officers or  directors  are  successful  on the merits or  otherwise in the defense of any of the proceedings described above, the Florida Act provides  that the  corporation  is required to indemnify  such officers or  directors  against  expenses  actually and  reasonably  incurred in  connection  therewith.  However,  the  Florida  Act  further provides  that,  in  general,  indemnification or advancement of expenses shall not be made to or on behalf of  any officer or director if a judgment or other final  adjudication  establishes  that his or her actions,  or omissions  to act,  were  material to the cause of  action so  adjudicated  and  constitute:  (i) a violation of the criminal  law,  unless the  director  or officer  had  reasonable  cause to believe  his or her  conduct was lawful or had no reasonable cause to believe it was unlawful;  (ii)  a transaction  from which the director or officer derived an improper  personal  benefit;  (iii) in the case of a  director,  a  circumstance  under  which  the  director has voted for or assented to a  distribution  made in violation of the  Florida Act or the  corporation's   articles of  incorporation;  or (iv) willful  misconduct or a conscious  disregard for the best interests of the  corporation  in a proceeding by or in the right of the  corporation to procure a judgment in  its favor or in a  proceeding  by or in the right of a  shareholder.  Under the  terms of  the Company's  Articles of Incorporation and Bylaws,  the Company shall  indemnify any director or officer or any former  director and officer,  and may  indemnify any employee or former  employer,  in each case to the fullest extent permitted by law.

The Registrant’s Bylaws permit it to indemnify every director, officer, or employee of the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  (b)  The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. (c) The Board of Directors may, in its discretion, direct the purchase of liability insurance.

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Florida, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

It is the position of the Securities and Exchange Commission that the indemnification of officers and directors is against public policy.

Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

Item 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                None.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)  The following financial statements are filed as part of this Registration statement:

•Report of Independent Registered Certified Public Accountant

•Financial Statements

•Balance Sheet

•Statement of Operations

•Statement of Cash Flows

•Statement of Stockholders’ Equity

•Notes to Financial Statements

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Kopjaggers, Inc.

I have audited the balance sheets of Kopjaggers, Inc. as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2011 and 2010 and the period February 23, 2010 (date of inception) through December 31, 2011. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kopjaggers, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and 2010 and for the period February 23, 2010 (date of inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/s

Peter Messineo, CPA

Palm Harbor, Florida

March 6, 2012

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS AT DECEMBER 31,	~~,~~  2011	2010

ASSETS

CURRENT
Cash	$ -	$ 200

TOTAL ASSETS		$ 200

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES

Note payable - related party	$ 2,550	$ 550

Total Liabilities	2 , 550	550

STOCKHOLDER EQUITY

SHARE CAPITAL
authorized, 10,000,000 common shares, no par value,
- issued and fully paid - 500,000 shares	200	200

ACCUMULATED DEFICIT during development stage	(2,750)	(550)

Total Stockholder Equity	(2,550)	(350)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ -	$ 200

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES
General and administrative	2,200	550	2,750

Total Operating Expenses	2 , 200	550	2,750

NET LOSS	$ (2,200)	$ (550)	$ (2,750)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	500,000	222,222

BASIC AND DILUTED EARNINGS PER SHARE	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2011		From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,200)		$ (550)	$ (2,750)
Adjustment to reconcile net loss to net cash
used in operating activities:
Issuance of common stock for services and expenses	-		-	-
Changes in operating assets and liabilities:	-		-	-
Subscription receivable	-		-	-
			-	-
Net cash used in operating activities	(2,200)		(550)	(2,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officer	2,000		550	2,550
Issuance of common stock	-		200	200
Net cash provided by financing activities	2,000		750	2.750

(DECREASE) INCREASE IN CASH	(200)		200	-

CASH, Beginning of period	200		-	-

CASH, End of period	$ -		$ 200	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$ -		$ -	$ -
Income taxes paid	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT
FROM INCEPTION(FEBRUARY 23, 2010) TO DECEMBER 31, 2011

			Deficit
			Accumulated
			During
	Common Shares		Development
	Number	Amount	Stage	Totals

Balance - February 23, 2010	1	$ 1	$ -	$ 1

Common shares issued for cash, $.0004, July 2010	499,999	199	-	199

Net Loss - December 31, 2010	-	-	(550)	(550)

Balance - December 31, 2010	500,000	$ 200	$ (550)	$ (350)
Net Loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011	500,000	$ 200	$ (2,750)	$ (2,550)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC.. (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Codification Topic 915.  Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (d)

       Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

       (e)

       Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash and due to shareholder approximate their fair value due to the short period of these instruments.

(h)    Stock Based Compensation:

The Company accounts for stock-based compensation using the fair value based method (Financial Accounting Standards Board Codification Topic 718).  Compensation costs are measured using the fair value of stock determined as of the date of grant and is recognized over the periods in which the related services are rendered.

(i)    Comprehensive Income:

The Company follows Financial Accounting Standards Board Codification Topic 220, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 - CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 10,000,000 shares consisting of common shares with no par value.

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC for a total consideration of $200.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective at inception, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB, the AICPA and the SEC did not have, or are not expected to have a material impact on the Company’s present or future financial statements.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

The Company is reliant on funding current cash flow requirements by the sole officer, director and shareholder. There is no written commitment for future funding.  Amounts advanced by director are non-interest bearing, unsecured, with no fixed terms of repayment.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2011 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$             2,750

                   Equity instruments issued for compensation                       -

             Total deferred tax assets

               2,750

                   Less valuation allowance

         (     2, 750)

$          --====

At December 31, 2011, the Company had a net operating loss carry–forward for Federal income tax purposes of $2,750 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $950, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31, 2011, the Company has had no operations.  As of December 31, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent events have been reviewed from the period after the balance sheet date through the period that the report is available to be issued, which is the date of filing with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2012

Balance sheets as at March 31, 2012(unaudited) and December 31, 2011(audited)

Statement of operations for the three months ended March 31, 2012 and 2011 and from Inception(February 23, 2010) to March 31, 2012(unaudited)

Statement of cash flows for the three months ended March 31, 2012 and 2011 and from Inception(February 23, 2010) to March 31, 2012(unaudited)

Statement of stockholders' equity from inception(February 23, 2010) to March 31, 2012(unaudited)

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
	MARCH 31, 2012	DECEMBER 31, 2011
	(unaudited)
ASSETS

CURRENT
Cash	$ 200	$ 0

TOTAL ASSETS	200	$ 0

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES

Note payable - related party	$ 2,750	$ 2,550

Total Liabilities	2,750	2,550

STOCKHOLDER EQUITY

SHARE CAPITAL
authorized, 10,000,000 common shares, no par value,
- issued and fully paid - 500,000 shares	200	200

ACCUMULATED DEFICIT during development stage	(2,750)	(2,750)

Total Stockholder Equity	(2,550)	(2,550)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 200	$ 0

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2012	For the Three Months Ended March 31, 2011	From Inception (February 23, 2010) to March 31, 2012
	(unaudited)	(unaudited)	(unaudited)
REVENUE	$ -	$ -	$ -

OPERATING EXPENSES
General and administrative	-	2,162	2,750

Total Operating Expenses	-	2,162	2,750

NET LOSS	$ -	$ (2,162)	$ (2,750)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	500,000	500,000

BASIC AND DILUTED EARNINGS PER SHARE	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2011	From Inception (February 23, 2010) to March 31, 2012
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ -	$ (2,162)	$ (2,750)
Adjustment to reconcile net loss to net cash
used in operating activities:
Issuance of common stock for services and expenses	-	-	-
Changes in operating assets and liabilities:	-	-	-
Subscription receivable	-	-	-
		-	-

Net cash used in operating activities	-	(2,162)	(2,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	200	2,000	2,750
Issuance of common stock	-	-	200

Net cash provided by financing activities	200	2,000	2,950

(DECREASE) INCREASE IN CASH	200	(162)	200

CASH, Beginning of period	200	200	-

CASH, End of period	$ 200	$ 38	$ 200

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER EQUITY
FROM INCEPTION (FEBRUARY 23, 2010) TO MARCH 31, 2012

			Deficit
			Accumulated
			During
	Common Shares		Development
	Number	Amount	Stage	Totals

Balance - February 23, 2010	1	$ 1	$ -	$ 1

Common shares issued for cash, $.0004, July 2010	499,999	199	-	199

Net Loss - December 31, 2010	-	-	(2,550)	(2,550)

Balance - December 31, 2010	500,000	$ 200	$ (2,550)	$ (2,350)
Net Loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011	500,000	$ 200	$ (2,750)	$ (2,550)

Net Loss – March 31, 2012 (unaudited)	-	-	-	-

Balance – March 31, 2012 (unaudited)	500,000	$ 200	$ (2,750)	$ (2,550)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.

A Development Stage Company

NOTES TO INTERIM FINANCIAL STATEMENTS

March 31, 2012(UNAUDITED)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC. (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

KOPJAGGERS INC.

 (A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

March 31, 2012(UNAUDITED)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

       (d)

       Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

       (e)

       Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash and due to shareholder approximate their fair value due to the short period of these instruments.

(h)    Stock Based Compensation:

SFAS No. 123,  "Accounting for Stock-Based  Compensation,"  establishes and encourages the use of the fair value based method of accounting for stock-based compensation  arrangements under which compensation cost is determined using the fair value of stock-based  compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current  intrinsic value accounting  method specified  in  Accounting  Principles  Board  ("APB")

KOPJAGGERS INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

March 31, 2012(UNAUDITED)

NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

(h)    Stock Based Compensation (continued):

Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability.  Stock option awards are valued using the Black-Scholes option-pricing model.

(i)    Comprehensive Income:

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 -  CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 10,000,000 shares consisting of common shares with no par value.

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC for a total consideration of $200.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued Auditing Standards Update (ASU) 2011-05 (ASU 2011-05), Presentation of Comprehensive Income, to improve the comparability, consistency, and transparency of financial reporting and increase the prominence of items reported in other comprehensive income (OCI). The amendments to this standard require that all non-owner changes in stockholder’s equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under either method, adjustments must be displayed for items that are reclassified from OCI to net income, in both net income and OCI. The standard does not change the current option for presenting components of OCI gross or net of the effect of income taxes, provided that such tax effects are presented in the statement in which OCI is presented or disclosed in the notes to the financial statements. Additionally, the standard does not affect the calculation or reporting of earnings per share. In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220) — Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05 (ASU 2011-12), which defers the effective date of only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and are to be applied retrospectively, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB, the AICPA and the SEC did not have, or are not expected to have a material impact on the Company’s present or future financial statements.

KOPJAGGERS INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

March 31, 2012(UNAUDITED)

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS(CONTINUED)

 Effective at inception, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

Amounts advanced by a director are non-interest bearing, unsecured, with no fixed terms of repayment.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred income taxes reflect  the net tax effects of temporary differences  between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax liabilities and assets as of March 31, 2012 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$           2,750

                   Equity instruments issued for compensation                       -

             Total deferred tax assets

             2,750

                   Less valuation allowance

           (2,750)

$          --====

At March 31, 2012, the Company had a net operating loss carry–forward for Federal income tax purposes of $2,750 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $950, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through March 31, 2012, the Company has had no operations.  As of March 31, 2012, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any

KOPJAGGERS INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

March 31, 2012(UNAUDITED)

adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent events have been reviewed from the period after the balance sheet date through the period that the report is available to be issued, which is the date of filing with the Securities and Exchange Commission.

Exhibits

3.1

Articles of incorporation

3.1(a)

Articles of amendment

3.2

Bylaws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Koppjaggers, Inc.

(Registrant)

Dated: May 22, 2012

s/s Ross Collette

Ross Collette, Secretary